Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement, Amendment No. 1, on Form S-1 of our report dated January 19, 2021, relating to the financial statements of Climate Real Impact Solutions II Acquisition Corporation which is  contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 19, 2021